Exhibit 10.14(b)

AMENDMENT # 2

To INVENTORY SECURITY AGREEMENT between Northrim Funding Services,

a Division of Northrim Bank & Tully’s Coffee Corporation

DATED: November 9, 2006

OBLIGATIONS SECURED:

Paragraph 1 as follows:

The payment of all liabilities due NFS/BANK per the contract of sale and agreement dated November 9, 2006 executed and delivered by CLIENT to NFS/BANK for $3,000,000.00 (The Maximum Purchase Amount)

Is replaced with:

The payment of all liabilities due NFS/BANK per the contract of sale and agreement dated November 9, 2006 executed and delivered by CLIENT to NFS/BANK for $5,000,000.00 (The Maximum Purchase Amount)

THIS AMENDMENT is effective and applicable to invoices purchased under the CONTRACT of SALE & SECURITY AGREEMENT of even date. All other terms, covenants and conditions will remain in effect and unchanged.

Executed this 25th day of June, 2007

At: Seattle, Washington

Tully’s Coffee Corporation

By:	/s/ Kristopher S. Galvin	Date:	6/25/07
Kristopher S. Galvin, Executive Vice President

Northrim Funding Services, a division of Northrim Bank

Accepted this 25th day of June , 2007, at Bellevue, WA.

By:	/s/ Daniel J. Lowell
Daniel J. Lowell, Senior Vice President

170 120th Avenue N.E. Suite 202, Bellevue, WA 98005
Telephone (425) 453-1105 Fax (425) 453-1205	Page 1 of 1